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                                                                    Exhibit 99.1

[CHARTER LOGO]

NEWS

FOR RELEASE:  JANUARY 30, 2001

               CHARTER NAMES LARRY WANGBERG TO BOARD OF DIRECTORS

         ST. LOUIS - Charter Communications, Inc. (Nasdaq:CHTR) today announced the election of Larry Wangberg, chairman and CEO of TechTV, to the company's board of directors.

         "I'm pleased that Larry has joined the board of Charter
Communications," said Charter Chairman Paul Allen. "His wealth of knowledge and experience in the cable television industry on both the programming and operating sides of the business will be an asset to the board and our leadership team."

         Mr. Wangberg joined TechTV when it was previously called ZDTV Network in 1997. He has overseen the successful TechTV evolution, which today is received in more than 30 million cable and satellite homes in the U.S. Mr. Wangberg recently announced his intention to step down as the head of TechTV to devote his time to various board positions and other activities in the cable television industry. He will lead the search and maintain his current position until a successor is named, and remain on the TechTV Board.

         Prior to TechTV, Mr. Wangberg was chairman and CEO of StarSight Telecast Inc., an interactive navigation and program guide company, where he directed the company's growth in cable, satellite, consumer electronics and licensing. The company later merged with Gemstar International.

         Mr. Wangberg served as chairman and CEO of Times Mirror Cable Television and senior vice president of the parent Times Mirror Co. from 1983 to 1994. Prior to that, he was president and COO of Warner Amex Cable's Metro Division. Before entering the cable television industry, he held various posts in engineering, manufacturing, sales, marketing, international and acquisitions with Xerox and KMS Industries.
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         A past chairman of the National Cable Telecommunications Association
and the Walter Kaitz Foundation, Mr. Wangberg was also vice chairman of the National Academy of Cable Programming and a past director of CableLabs and C-SPAN. He currently serves on the boards of TechTV Corp., Autodesk Inc., ADC Telecommunications and the advisory group of Rustic Canyon Group, a $500 million private venture capital fund for Times Mirror's Chandler family.

         Mr. Wangberg holds a bachelor's degree in Mechanical Engineering and a master's degree in Industrial Engineering with minors in computer science and mathematical statistics, both from the University of Minnesota.

         Mr. Wangberg joins a Charter board comprised of Chairman Paul Allen; Vice Chairman Marc Nathanson, former chairman and CEO of Falcon Cable; and Directors Ronald Nelson, chief operating officer of DreamWorks; Nancy Peretsman, managing director and executive vice president of Allen & Company; William Savoy, president of Vulcan Inc.; John Tory, president and CEO of Rogers Cable Inc., and Carl Vogel, president & CEO of Charter.
ABOUT CHARTER COMMUNICATIONS

         With nearly 7 million customers in 40 states, Charter Communications, a Wired World Company(TM), is among the nation's largest broadband communications companies. Charter provides a full range of advanced broadband services to the home, including cable television on an advanced digital video programming platform, marketed under the Charter Digital Cable(TM) brand; and high-speed Internet access marketed under the Charter Pipeline(TM) brand. Commercial high-speed data, video and Internet solutions are provided under the Charter Business Networks(TM) brand. Advertising sales and production services are sold under the Charter Media(TM) brand.

         A Fortune 500 and Nasdaq 100 company, Charter was the 2001 recipient of the Outstanding Corporate Growth Award from the Association for Corporate Growth, and the 2001 R.E. "Ted" Turner Innovator of the Year Award from the Southern Cable Telecommunications Association. More information about Charter can be found at www.charter.com.

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Statements in this press release regarding Charter Communications' business that are not historical facts may be "forward-looking statements." Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from any such forward-looking statements are identified in the reports and documents Charter files from time to time with the U.S. Securities and Exchange
Commission.